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EXHIBIT 99.(1)(I)

JOINT FILING STATEMENT

        We, the undersigned, hereby express our agreement that the attached Schedule 13D/A is filed on behalf of each of us.

Dated: November 19, 2002

INVESTOR GROWTH CAPITAL LIMITED
/s/ MICHAEL OPORTO Michael Oporto Attorney-in-Fact
/s/ BORJE EKHOLM Borje Ekholm Attorney-in-Fact
INVESTOR AB
/s/ MICHAEL OPORTO Michael Oporto Attorney-in-Fact
/s/ BORJE EKHOLM Borje Ekholm Attorney-in-Fact

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JOINT FILING STATEMENT